
                                                                                    SUPPLEMENTAL
                                                                                       FINANCIAL
                                                                                       STATEMENT
                                                                                   SCHEDULE 2.02

                                                                                      SCHEDULE V

                                          PACIFIC ENTERPRISES AND SUBSIDIARY COMPANIES
                                                  PROPERTY, PLANT AND EQUIPMENT
                                              FOR THE YEAR ENDED DECEMBER 31, 1993
                                                      (MILLIONS OF DOLLARS)


                                                           RETIREMENTS
                                  BALANCE AT                 AT ACTUAL                 BALANCE
                                  BEGINNING    ADDITIONS   OR ESTIMATED     OTHER       AT END
DESCRIPTION                       OF PERIOD    AT COST       COST          CHARGES     OF PERIOD
- -----------                       ----------   ---------   -----------     -------     ---------
Utility Related:
  Utility:
    Distribution                      $3,526        $176           $20          $1        $3,681
    Transmission                         672          66             2           3           733
    Storage                              477          19             2                       494
    General (including automotive
      and construction equipment)        341          47             5                       383
    Construction Work in Progress        116           3                                     119
    Other                                  5           4                        (4)           13
                                  ----------   ---------   -----------      -------    ---------
        Total Utility                  5,137         315            29                     5,423
  Interstate Pipeline                    240          11             1                       250
                                  ----------   ---------   -----------      -------    ---------
        Total Utility Related          5,377         326            30                     5,673
Other                                     89           1                                      90
                                  ----------   ---------   -----------      -------    ---------
        TOTAL                         $5,466        $327           $30                    $5,763
                                  ----------   ---------   -----------      -------    ---------
                                  ----------   ---------   -----------      -------    ---------




                                                                     SUPPLEMENTAL
                                                                        FINANCIAL
                                                                        STATEMENT
                                                                    SCHEDULE 2.02

                                                                       SCHEDULE V

                                     PACIFIC ENTERPRISES AND SUBSIDIARY COMPANIES
                                              PROPERTY, PLANT AND EQUIPMENT
                                           FOR THE YEAR ENDED DECEMBER 31, 1992
                                                  (MILLIONS OF DOLLARS)


                                                          RETIREMENTS
                                  BALANCE AT              AT ACTUAL                   BALANCE
                                  BEGINNING   ADDITIONS   OR ESTIMATED    OTHER        AT END
DESCRIPTION                       OF PERIOD   AT COST       COST         CHARGES*    OF PERIOD
- -----------                       ----------  ---------   ------------   --------    ---------
Utility Related:
  Utility:
    Distribution                   $3,340        $204              $18                 $3,526
    Transmission                      659          17                4                    672
    Storage                           458          22                3                    477
    General (including automotive
      and construction equipment)     305          43                7                    341
    Construction Work in Progress      79          37                                     116
    Other                               2           3                                       5
                                ----------  ---------     ------------   --------    --------
        Total Utility               4,843         326               32                  5,137
  Interstate Pipeline                 239           1                                     240
                                ----------  ---------     ------------   --------    --------
        Total Utility Related       5,082         327               32                  5,377
Other                                 226           2                7        132          89
                                ----------  ---------     ------------   --------    --------
        TOTAL                      $5,308        $329              $39       $132      $5,466
                                ----------  ---------     ------------   --------    --------
                                ----------  ---------     ------------   --------    --------

* Fair value adjustments to assets.  See Note 3 of Notes to Consolidated Financial Statements.


                                                                    SUPPLEMENTAL
                                                                       FINANCIAL
                                                                       STATEMENT
                                                                   SCHEDULE 2.02

                                                                      SCHEDULE V

                               PACIFIC ENTERPRISES AND SUBSIDIARY COMPANIES
                                       PROPERTY, PLANT AND EQUIPMENT
                                   FOR THE YEAR ENDED DECEMBER 31, 1991
                                           (MILLIONS OF DOLLARS)


                                                        RETIREMENTS
                                BALANCE AT              AT ACTUAL       BALANCE
                                BEGINNING   ADDITIONS   OR ESTIMATED     AT END
DESCRIPTION                     OF PERIOD    AT COST       COST        OF PERIOD
- -----------                     ----------  ---------   ------------   ---------
Utility Related:
  Utility:
    Distribution                   $3,163        $195            $18    $3,340
    Transmission                      619          44              4       659
    Storage                           446          14              2       458
    General (including automotive
      and construction equipment)     255          56              6       305
    Construction Work in Progress      79                                   79
    Other                               3                          1         2
                                ----------  ---------   ------------   -------
        Total Utility               4,565         309             31     4,843
  Interstate Pipeline                 229          11              1       239
                                ----------  ---------   ------------   -------
        Total Utility Related       4,794         320             32     5,082
Other                                 224           8              6       226
                                ----------  ---------   ------------   -------
        TOTAL                      $5,018        $328            $38    $5,308
                                ----------  ---------   ------------   -------
                                ----------  ---------   ------------   -------